EXHIBIT 99.1


              THERMOGENESIS CORP. ANNOUNCES FOURTH QUARTER AND YEAR
                                  END RESULTS

     Fourth Quarter BioArchive Revenues Increase and Corporate Gross Margin
                         Doubled to 35% of Net Revenues

RANCHO CORDOVA, CA SEPTEMBER 24, 2003 - ThermoGenesis Corp. today reported its financial results for the fourth quarter and year ended June 30, 2003. The Company reported net revenues for the fourth quarter of $2,898,000 a 2% increase when compared to $2,830,000 reported in the fourth quarter of last year. The gross margin for the fourth quarter was $1,008,000 or 35% of net revenues compared to $483,000 or 17% for the fourth quarter ended June 30, 2002. Net loss for the quarter ended June 30, 2003, including clinical trial expenses of $326,000, was $991,000 a 33% decrease from the prior year fourth quarter net loss of $1,470,000, which included clinical trial expenses of $183,000.

Net revenues for the year ended June 30, 2003 was $10,187,000 compared to $9,549,000 for the year ended June 30, 2002, a 7% increase. The gross margin for the year ended June 30, 2003 was $2,287,000 or 22% of net revenues, compared to $1,991,000 or 21% of net revenues for the prior year. Net loss for the year ended June 30, 2003 was $5,603,000 compared to the prior year net loss of $5,038,000. Included in these losses were clinical trial expenses of $1,310,000 for the year ended June 30, 2003 as compared to $722,000 for the year ended June 30, 2002, an increase of 81%.

"The increase in gross margin in the fourth quarter indicates that our restructuring plan implemented in the last quarter of our fiscal year 2003 is working" stated Kevin Simpson, President and Chief Operating Officer. "This restructuring plan included an increase in revenues and selling prices of the BioArchive product line, reduction of our in-house direct and overhead costs of manufacturing, and an array of cost reduction activities to improve our operating margin." Although the improvement in gross margin is promising, there is insufficient data to indicate a trend at this time due to fluctuations in the volume and mix of products sold.

Renee Ruecker, Chief Financial Officer, stated," We are especially pleased that the increasing momentum in BioArchive sales offset the decline in ThermoLine revenues which were inflated in the prior year as a result of a large order for plasma freezers received from Aventis Bio-Services, Inc. Revenues increased for both device and disposable sales in the BioArchive product line for the quarter and year ended June 30, 2003."

The Company continued its efforts in the fourth quarter to support the federal financing of a National Cord Blood Stem Cell Bank. The proposed legislation would provide for the collection and cryogenic archiving of 150,000 cord blood stem cell units to be used in the treatment of life threatening diseases.

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Although uncertain in light of current fiscal and budgetary debates in Congress, the legislation was introduced in the House of Representatives in July 2003 and the Company expects it to be introduced in the Senate shortly.

COMPANY CONFERENCE CALL
Management will host a conference call today, September 24, 2003 at 11:00am PDT to review the year end financial results and other corporate events, followed by a Q&A session. The call can be accessed by dialing: (800) 860-2442 within the U.S. or (412) 858-4600 outside the U.S and giving the conference name "THERMOGENESIS". Participants are asked to call the assigned number approximately 5 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing: (877) 344-7529 within the U.S. or (412) 858-1440 outside the U.S. and entering the following account number: 527 and the following passcode: 326485.

ABOUT THERMOGENESIS CORP.
After extensive research, ThermoGenesis Corp's technology platforms lead the world in their ability to produce biological products from single units of blood. Umbilical cord blood banks are utilizing the Company's BioArchive (R) System as a critical enabling technology for the processing and cryogenic archiving of stem cells for transplant. The CryoSeal (R)FS System is used to prepare hemostatic and adhesive surgical sealants from patient blood in about an hour. The CryoSeal FS System is not available in the United States. ThermoGenesis Corp. has been a leading supplier of state-of-the-art Ultra-Rapid Blood Plasma Freezers and Thawers to hospitals and blood banks since 1992.

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies and products, delays in testing and evaluation of products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.


                           More Information, Contact:

                          Contact: THERMOGENESIS CORP.
                              Renee M. Ruecker, CFO

                           rruecker@thermogenesis.com
                                 (916) 858-5100

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                                                    THERMOGENESIS CORP.
                                                 Condensed Balance Sheets
                                                         Unaudited
                                                                                        June 30,              June 30,
                                                                                          2003                  2002
                                                                                    ------------------    ------------------
ASSETS
Current assets:
  Cash, cash equivalents and short term  investments                                       $6,815,000            $6,726,000
  Accounts receivable, net                                                                  2,014,000             1,916,000
  Inventory                                                                                 2,650,000             2,887,000
  Other current assets                                                                        820,000               115,000
                                                                                    ------------------    ------------------

      Total current assets                                                                 12,299,000            11,644,000

Equipment, net                                                                                442,000               537,000

Other assets                                                                                   50,000                58,000
                                                                                    ------------------    ------------------

                                                                                          $12,791,000           $12,239,000
                                                                                    ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                         $1,165,000              $995,000
  Other current liabilities                                                                 1,008,000             1,018,000
                                                                                    ------------------    ------------------

      Total current liabilities                                                             2,173,000             2,013,000

Long-term obligations                                                                          44,000                33,000

Stockholders' equity                                                                       10,574,000            10,193,000
                                                                                    ------------------    ------------------

                                                                                          $12,791,000           $12,239,000
                                                                                    ==================    ==================



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                                             THERMOGENESIS CORP.
                                   Condensed Statements of Operations
                                                Unaudited

                                                        Three Months Ended                             Years Ended
                                                             June 30,                                   June 30,
                                                     2003                 2002                 2003                  2002
                                               -----------------    -----------------    -----------------    -------------------

Net revenues                                         $2,898,000           $2,830,000          $10,187,000             $9,549,000

Cost of revenues                                      1,890,000            2,347,000            7,900,000              7,558,000
                                               -----------------    -----------------    -----------------    -------------------

  Gross profit                                        1,008,000              483,000            2,287,000              1,991,000
                                               -----------------    -----------------    -----------------    -------------------

Expenses:

  Selling, general and administrative                 1,259,000            1,411,000            5,014,000              4,843,000

  Research and development                              754,000              575,000            2,937,000              2,283,000
                                               -----------------    -----------------    -----------------    -------------------

    Total operating expenses                          2,013,000            1,986,000            7,951,000              7,126,000

Interest and other income/(expense)                      14,000               33,000               61,000                 97,000
                                               -----------------    -----------------    -----------------    -------------------

Net loss                                             ($991,000)         ($1,470,000)         ($5,603,000)           ($5,038,000)
                                               =================    =================    =================    ===================

Basic and diluted net loss per common share             ($0.03)              ($0.04)              ($0.15)                ($0.15)
                                               =================    =================    =================    ===================

Shares used in computing per share data              39,246,038           35,223,082           36,587,102             32,844,292
                                               =================    =================    =================    ===================


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